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                                                                    EXHIBIT 24.2




                               CONSENT OF COUNSEL


         Kuperman, Orr, Mouer & Albers, P.C., a professional corporation, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance III, Inc. ("TAF-III") for the registration of $20,000,000 in aggregate principal amount of 11% Secured Promissory Notes to be issued by TAF-III.






                                        /s/ Kuperman, Orr, Mouer & Albers, P.C.
                                        ----------------------------------------
                                        Kuperman, Orr, Mouer & Albers, P.C.




June 10, 1999